UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

Great Elm Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39832	85-3622015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On December 29, 2020, Great Elm Group, Inc. (the “Company”) published a presentation with information regarding its previously announced (a) holding company reorganization (the “Holding Company Reorganization”) pursuant to which the Company became the successor issuer to Forest Investments, Inc. (previously named Great Elm Capital Group, Inc., “Forest”) and (b) transactions with J.P. Morgan Broker-Dealer Holdings Inc. (“JPM”), a Delaware corporation and affiliate of JPMorgan Chase & Co., pursuant to which Forest, the Company and JPM agreed to effect certain transactions following the consummation of the Holding Company Reorganization, with JPM investing $37.7 million.

A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Items.

Certain Transactions with JPM

Pursuant to certain agreements with JPM, following the consummation of the Holding Company Reorganization, among other things, (a) Forest issued to JPM 35,010 newly issued shares of 9.0% preferred stock (the “Forest Preferred Stock”) with a maturity date of December 29, 2027 for $1,000.00 per share, (b) JPM acquired 20% of Forest’s common stock, and (c) Forest distributed to the Company, its sole stockholder, all of the assets and liabilities of Forest other than certain excluded assets and related liabilities, including Forest’s real estate business, and a preferred investment in the Company’s durable medical equipment business (collectively, the “JPM Transactions”).

Forest expects to use the proceeds from the JPM Transactions to invest in the Company’s durable medical equipment business, to refinance existing debt of the business, and for general corporate purposes and strategic growth initiatives of Forest.

The powers, rights, designations and preferences of shares of the Forest Preferred Stock are set forth in a certificate of designation  (the “Forest Certificate of Designation”) filed with the Secretary of State of the State of Delaware on December 29, 2020.

Under the terms of the Forest Certificate of Designation, among other things, the 9.0% dividend rate will increase to 11.0% in the event certain non-compliance events are in effect, including, among other things, Forest’s failure to (a) pay dividends for two consecutive quarters, (b) comply with certain provisions of the Forest Certificate of Designation or the stockholders agreement entered into among Forest, the Company and JPM, or (c) redeem the Forest Preferred Stock when due.

So long as shares of Forest Preferred Stock are outstanding, Forest may not declare or pay dividends on any other class or series of capital stock, including the common stock held by the Company, unless all aggregate accrued dividends on the Forest Preferred Stock are declared and paid prior to, or simultaneously with, any such dividends.

Except as required by law, Forest Preferred Stock will not have any voting rights, except the approval of holders of a majority of the outstanding shares of Forest Preferred Stock, voting as a separate class, is required for Forest to (a) amend its organizational documents in a manner that would be adverse and disproportionate to the rights, powers, preferences and privileges of the Forest Preferred Stock relative to any other Forest capital stock or (b) authorize or issue capital stock that ranks pari passu or senior to the Forest Preferred Stock.  Holders of Forest Preferred Stock will also be entitled to designate a director to the Forest board of directors in connection with certain failures by Forest to comply with the terms of the Forest Certificate of Designation.

Share of Forest Preferred Stock will have priority over other Forest equity in connection with any liquidation or dissolution at a per share amount equal to the $1,000.00 plus then accrued and unpaid dividends (the “Forest Preferred Liquidation Preference”).

At its option, Forest may redeem shares of Forest Preferred Stock at any time following December 29, 2023 or, under certain circumstance, prior to such time.  The per share redemption price payable would be an amount equal to (a) 103% of the then applicable Forest Preferred Liquidation Preference if redeemed on or after December 29, 2023 but prior to December 29, 2024, (b) 102% of the then applicable Forest Preferred Liquidation Preference if redeemed on or after December 29, 2024 but prior to December 29, 2025, (c) 101% of the then applicable Forest Preferred Liquidation Preference if redeemed on or after December 29, 2025 but prior to December 29, 2026, or (d) the then applicable Forest Preferred Liquidation Preference if redeemed on or after December 29, 2026.

In addition, Forest is required to redeem Forest Preferred Stock at the then applicable redemption price upon the earlier of (a) December 29, 2027 and (b) the consummation of certain transactions that would result in an “ownership change” of Forest for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and as a result of such a transaction the net operating losses available for use by Forest or its subsidiaries would be below a threshold amount.

The foregoing descriptions of the Forest Certificate of Designation does not purport to be complete and is qualified in their entirety by reference to the full text of the Forest Certificate of Designation, which is filed as Exhibit 99.2 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Presentation dated December 29, 2020

99.2	Certificate of Designation of Series A Preferred Stock of Forest Investments, Inc.

101	XBRL Instance Document – The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	The cover page from this current Report on Form 8-K, formatted as inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: December 29, 2020	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer